Exhibit 99.1



                       RICHARD LEWIS COMMUNICATIONS, INC.
                       ----------------------------------
                   PUBLIC RELATIONS * ADVERTISING * MARKETING

     1211 Avenue of the Americas, 43rd Floor, New York, New York 10036-8701
        Telephone: 212/827-0020 Fax: 212/827-0028 E-mail: rlc@rlcinc.com
                                 www.rlcinc.com

FOR IMMEDIATE RELEASE
---------------------

                       NYMAGIC, INC. REPORTS 2003 RESULTS

    New York, February 17, 2004 - NYMAGIC, INC. (NYSE: NYM) reported today the results of consolidated operations for the quarter and year ended December 31, 2003.

    George R. Trumbull, Chairman and Chief Executive Officer, announced that net income for the 2003 year was $16.7 million, or $1.70 per share, excluding realized investment gains after taxes of $357,000, or $0.04 share. Net income for the 2002 year was $13.9 million, or $1.50 per share, after excluding realized investment gains of $5.5 million, or $0.59 per share, and $9.3 million, or $0.99 per share, resulting from tax benefits attributable to the Company's withdrawal from its London operation in 2002.

    For the fourth quarter of 2003, net income was $4.3 million, or $.43 per share, excluding realized investment gains of $12,000, or $0.00 per share. For the fourth quarter of 2002 net income was $3.3 million, or $0.35 per share, after excluding realized investment gains of $8.0 million, or $0.86 per share, and the $0.99 per share tax benefit resulting from the Company's withdrawal from its London operation.

    A reconciliation of net income for the fourth quarter and for full year 2002-2003 of both years is set forth below.

                                         Three Months Ended     Year Ended
                                          December 31,          December 31,
                                         ---------------        ----------------
                                          2003     2002         2003     2002
                                          -------- ------       -------- -------
                                                      (in millions)

Net income, excluding realized            $  4.3  $   3.3       $  16.7  $  13.9
 investment gains and tax benefits
 on the withdrawal from London
 operations (1)
Realized investment gains  after taxes       --       8.0            .4      5.5
Tax benefits on the withdrawal
 from London operations                      --       9.3          --        9.3
                                          ------  -------       -------  -------
    Net income                            $  4.3  $  20.6       $  17.1  $  28.7

(1) Net income excluding realized investment gains and tax benefits on the withdrawal from London operations is a non-GAAP financial measure and should be considered in addition to, but not as a substitute for, net income prepared in accordance with generally accepted accounting principles as a measure of profitability. Because realized investment gains in 2002, which resulted primarily from the liquidation of the Company's fixed income portfolio, and tax benefits on the withdrawal from London operations in 2002 were non-recurring in nature, Management believes that net income excluding realized investment gains and tax benefits on the withdrawal from London operations provides useful information regarding trends in the Company's results of operations.


    Mr. Trumbull commented, "We are very pleased with premium results for the year and for the most recent quarter. Gross premiums written in the fourth quarter of 2003 in our core lines of business (ocean marine, inland marine/fire and other liability) increased collectively by 44% when compared to the same period in 2002. Our ocean marine, inland marine/fire and other liability lines grew by 6%, 36% and 556%, respectively when compared to the same period in 2002."

    Mr. Trumbull commented further on investment results, " Investment income for the full year 2003 totaled $22.4 million - a 41.5% increase over 2002 results. For the fourth quarter of 2003 investment income totaled $7.1 million, a 75% increase over the same period of 2002. These numbers reflect the implementation of our revised investment strategy and excellent results from our hedge fund and trading portfolios. During 2003, the Company's cash and invested assets grew by over $89 million to $520 million at December 31 due to favorable levels of cash flow generated this year.

    During the fourth quarter of 2003, shareholders' equity rose to $244 million and book value per share increased to $24.47. Mr. Trumbull observed further that; "Overall, I am very pleased with our results for 2003."

     NYMAGIC, INC. is an insurance holding company whose property and casualty insurance subsidiaries specialize in underwriting ocean marine, inland marine and non-marine liability insurance, and whose agency subsidiaries specialize in establishing markets for such business. The Company maintains offices in New York, San Francisco and Chicago.

     Any  forward-looking   statements   concerning  the  Company's  operations,
economic performance and financial condition contained herein, including statements related to the outlook for the Company's performance in 2003 and beyond, are made under the safe harbor provisions of the Private Securities
Litigation Reform Act of 1995. These statements are based upon a number of assumptions and estimates, which inherently are subject to uncertainties and contingencies, many of which are beyond the control of the Company. Some of these assumptions may not materialize and unanticipated events may occur which could cause actual results to differ materially from such statements. These include, but are not limited to, the cyclical nature of the insurance and reinsurance industry, premium rates, the estimation of loss reserves and loss reserve development, net loss retention, the effect of competition, the ability to collect reinsurance recoverables, the availability and cost of reinsurance, changes in the ratings assigned to the Company by rating agencies and other risks and uncertainties as included in the Company's filings with the Securities and Exchange Commission. These risks could cause actual results for the 2004 year and beyond to differ materially from those expressed in any forward-looking statements made. The Company undertakes no obligation to update publicly or revise any forward-looking statements made.


                          (Comparative Table Attached)

CONTACT:               George R. Trumbull
                       NYMAGIC. INC.
                       (212) 551-0610



                                  NYMAGIC, INC.
                                TABLE OF RESULTS
                                ----------------
                                   (Unaudited)
                      (In thousands, except per share data)

                                            Three Months Ended               Year  Ended
                                               December 31,                  December 31,
                                          2003          2002            2003             2002
                                          ----          ----            ----             ----


Revenues:
---------
Net premiums earned                   $ 26,447      $ 28,468        $ 96,394        $ 113,457
Net investment income                    7,070         4,030          22,394           15,821
Realized investment gains                   18        12,354             550            8,456
Commission  and other income              (309)          276           1,458            1,735
                                          -----          ---           -----            -----

Total revenues                          33,226        45,128         120,796          139,469

Expenses:
---------
Net losses & loss adjustment expenses   15,441        19,058          55,715           73,356
Policy acquisition expenses              5,993         5,365          19,430           18,899
General & administrative expenses        5,248         3,995          19,454           18,948
                                         -----         -----          ------           ------

Total expenses                          26,682        28,418          94,599          111,203

Income before income taxes               6,544        16,710          26,197           28,266

Total income tax expense (benefit)       2,259        (3,872)          9,104             (444)
                                         -----        -------          -----             -----

Net income                             $ 4,285      $ 20,582        $ 17,093         $ 28,710

Earnings per share:
       Basic                             $ .44        $ 2.22          $ 1.77           $ 3.09
                                         -----        ------          ------           ------
       Diluted                           $ .43        $ 2.20          $ 1.74           $ 3.08
                                         -----        ------          ------           ------

Weighted average shares outstanding:
       Basic                             9,708         9,286           9,673            9,277
       Diluted                           9,944         9,369           9,828            9,309



Balance sheet data:               December 31,  December 31,
-------------------                       2003          2002
                                          ----          ----

Shareholders' equity                  $244,291      $220,953
Book value per share (1)                $24.47        $23.54

    (1) Calculated on a fully diluted basis.

Supplementary information:
--------------------------




NYMAGIC Gross Premiums Written
------------------------------
    by Segment                     Three months ended                               Year ended
--------------                     -----------------------------------------------------------------
                                      December 31,                                   December 31,
----------------------------------------------------------------------------------------------------
                                  2003           2002         Change               2003         2002        Change
                                  -----------------------------------------------------------------------------------
                                             (Dollars in thousands)
Ocean marine ...................  $25,857      $  24,489         6%           $  94,649      $   89,301        6%
Inland marine/fire..............    6,123          4,487        36%              16,515          13,311       24%
Other liability.................   12,673          1,933       556%              28,468          13,874      105%
                                  -----------------------------------------------------------------------------------
Subtotal........................   44,653         30,909        44%             139,632         116,486       20%
Aircraft........................      124          1,211       (90%)              3,565          35,874      (90%)
MMO London......................     ---            ---        ---                ---               157     (100%)
                                  -----------------------------------------------------------------------------------
Total...........................  $44,777      $  32,120        39%           $ 143,197      $  152,517       (6%)
                                  ===================================================================================



NYMAGIC Net Premiums Written
----------------------------
    by Segment                     Three months ended                               Year ended
--------------                     -----------------------------------------------------------------
                                      December 31,                                   December 31,
----------------------------------------------------------------------------------------------------
                                  2003           2002         Change               2003         2002        Change
                                  -----------------------------------------------------------------------------------
                                             (Dollars in thousands)

Ocean marine ...................  $18,313      $  18,635        (2%)          $  67,744       $  70,838       (4%)
Inland marine/fire..............    1,863          1,224        52%               4,833           2,975       62%
Other liability ................    8,815          1,355       551%              22,961           9,961      131%
                                  -----------------------------------------------------------------------------------
Subtotal                           28,991         21,214        37%              95,538          83,774       14%
Aircraft........................      158            542       (71%)              2,769          22,366      (88%)
MMO London......................     ---            ---         ---                ---              302     (100%)
                                  -----------------------------------------------------------------------------------
Total...........................  $29,149      $  21,756        34%           $  98,307       $ 106,442       (8%)
                                  ===================================================================================



NYMAGIC Net Premiums Earned
----------------------------
    by Segment                     Three months ended                               Year ended
--------------                     -----------------------------------------------------------------
                                      December 31,                                   December 31,
----------------------------------------------------------------------------------------------------
                                  2003           2002         Change               2003         2002        Change
                                  -----------------------------------------------------------------------------------
                                             (Dollars in thousands)

Ocean marine ...................  $20,364      $  19,140         6%           $  73,096          61,887       18%
Inland marine/fire..............    1,292            850        52%               4,234           2,371       79%
Other liability ................    4,614          3,158        46%              16,126           6,883      134%
                                  -----------------------------------------------------------------------------------
Subtotal                           26,270         23,148        13%              93,456          71,141       31%
Aircraft........................      177          5,320       (97%)              2,938          38,157      (92%)
MMO London .....................     ---            ---         ---                ---            4,159     (100%)
                                  -----------------------------------------------------------------------------------

Total...........................  $26,447       $  28,468       (7%)          $  96,394       $ 113,457      (15%)
=====================================================================================================================